UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2019, MoneyGram International, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 4 to Amended and Restated Credit Agreement, effective January 31, 2019 (the “Amendment”), relating to the Amended and Restated Credit Agreement, dated as of March 28, 2013, with the lenders from time to time party thereto and Bank of America, N.A., as LC Issuer, as the Swing Line Lender, as Administrative Agent and as Collateral Agent. The Amendment, among other things, increases the maximum secured leverage ratio for the fourth quarter of 2018 from 3.75:1 to 4.00:1, for the first quarter of 2019 from 3.50:1 to 4.25:1 and for the second quarter of 2019 from 3.50:1 to 4.50:1. In addition, the amendment decreases the aggregate revolving credit commitments from $85.8 million to $45.0 million and tightens certain negative covenant baskets for the benefit of the revolving lenders only when the pro forma secured leverage ratio of the Company is greater than 3.75:1. The Amendment also provides that in the event the Company’s cash balance exceeds $140.0 million at the end of any month, the Company would be required to use such excess cash to pay any outstanding obligations to the revolving lenders under the Amended and Restated Credit Agreement, and that the Company may not draw on the revolving credit facility provided for under the Amended and Restated Credit Agreement to the extent that the Company would have a cash balance in excess of $140.0 million after giving effect to such borrowing. As of the date hereof, the revolving credit facility provided for under the Amended and Restated Credit Agreement remains undrawn.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, including its cover amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 4 to Amended and Restated Credit Agreement and its related cover amendment, dated January 31, 2019, relating to Amended and Restated Credit Agreement dated March 28, 2013 between MoneyGram International, Inc., the lenders from time to time party thereto and Bank of America, N.A. as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	General Counsel and Corporate Secretary

Date: February 1, 2019

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